As filed with the Securities and Exchange Commission on June 24, 2005

Post -Effective Amendment No.1 to Registration Statement on Form S-8 No. 333-119145

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	95-3630868
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE

SAN DIEGO, CALIFORNIA 92121

(858) 826-6000

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Science Applications International Corporation 401(k) Profit Sharing Plan

(formerly known as Cash or Deferred Arrangement)

Employee Stock Retirement Plan

Restated 1984 Bonus Compensation Plan

Stock Compensation Plan and Management Stock Compensation Plan

Key Executive Stock Deferral Plan

2004 Employee Stock Purchase Plan

1999 Stock Incentive Plan

AMSEC Employees 401(k) Profit Sharing Plan

Telcordia Technologies 401(k) Savings Plan

(Full title of the plans)

COPY TO:

DOUGLAS E. SCOTT, ESQ.

Senior Vice President, General Counsel and Secretary

Science Applications International Corporation

10260 Campus Point Drive

San Diego, California 92121

(858) 826-6000

(name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on September 21, 2004 (file No. 333-119145), (the “Registration Statement”), is filed for the sole purpose of deregistering the indeterminate plan interests associated with 1,000,000 shares of the Registrant’s Class A common stock, par value $.01 per share, previously registered and allocated to the Telcordia Technologies 401(k) Savings Plan”, but not issued to participants pursuant to the Telcordia Technologies 401(k) Savings Plan (the “Unused Interests”). In connection with the sale of a subsidiary of the Registrant, the Registrant’s Class A common stock will no longer be an investment option for future contributions under the Telcordia Technologies 401(k) Savings Plan. As a result of this deregistration, the Unused Interests will not be available under the Telcordia Technologies 401(k) Savings Plan after the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 24, 2005.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By	/s/ K.C. DAHLBERG
K.C. Dahlberg
Chief Executive Officer, President and Chairman of the Board

Pursuant to the Power of Attorney executed under the S-8 Registration Statement and pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the S-8 Registration Statement has been signed by the following persons in their respective capacities and on the date indicated.

Signature	Title	Date
* K.C. Dahlberg	Chairman of the Board and Principal Executive Officer	June 24, 2005

* T.E. Darcy	Principal Financial Officer	June 24, 2005

* P.N. Pavlics	Principal Accounting Officer	June 24, 2005

* D.P. Andrews	Director	June 24, 2005

* W.H. Demisch	Director	June 24, 2005

* J.A. Drummond	Director	June 24, 2005

* D.H. Foley	Director	June 24, 2005

John J. Hamre	Director

Signature	Title	Date
* A.K. Jones	Director	June 24, 2005

* H.M.J. Kraemer, Jr.	Director	June 24, 2005

* C.B. Malone	Director	June 24, 2005

* E.J. Sanderson, Jr.	Director	June 24, 2005

* J.P. Walkush	Director	June 24, 2005

* J.H. Warner, Jr.	Director	June 24, 2005

* A.T. Young	Director	June 24, 2005

* By /s/ D.E. SCOTT

D.E. Scott, as attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Committee for the Telcordia Technologies 401(k) Savings Plan has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey on June 24, 2005.

TELCORDIA TECHNOLOGIES 401(K) SAVINGS PLAN

By	/s/ LINDA VILLA
Linda Villa Employee Benefits Committee